NABISCO EMPLOYEE SAVINGS PLAN



INDEPENDENT AUDITORS' REPORT AND FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 30, 1993 AND 1992

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------

TABLE OF CONTENTS
- - ---------------------------------------------------------------------


                                                                 Page
                                                                 ----

Independent Auditors' Report                                       1

Financial Statements:

   Statements of Net Assets Available for Benefits                 2-3
       as of December 30, 1993 and 1992

   Statements of Changes in Net Assets Available                   4-5
       for Benefits for the Years Ended December 30,
       1993 and 1992

   Notes to Financial Statements                                   6-11

INDEPENDENT AUDITORS' REPORT
- - ----------------------------

Board of Directors,
     RJR Nabisco, Inc.:

We have audited the accompanying statements of net assets available for benefits for the Nabisco Employee Savings Plan (the "Plan") as of
December 30, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing
standards.   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 30, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the statements of net assets available for benefits and the statements of changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.






June 24, 1994

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1993

- - ---------------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           ---------------------------------------------------------------------------

                                             Stock        Money      Interest     Common       Preferred
                                             Index        Market     Income       Stock        Stock           Loan
                                             Fund         Fund       Fund         Fund         Fund            Fund        Total
                                           --------     --------    ----------  ---------    ----------      -------     --------

ASSETS

Master Trust investments at fair value
 - Notes 2, 3, & 4
 Interest in commingled funds            $ 8,879,160   $12,098,400   $  24,918 $       ---  $      ---   $       ---   $21,002,478
 Preferred Stock                                 ---           ---         ---         ---         ---           ---           ---
 Common Stock                                    ---           ---         ---   3,442,809         ---           ---     3,442,809
 Diversified Short-Term Investment
  Fund                                           ---           ---         ---      33,972         ---           ---        33,972
 Loans to participants                           ---           ---         ---         ---         ---       691,126       691,126
                                         -----------    ----------   ---------  ----------   ---------    ----------   -----------

  Total Master Trust Investments           8,879,160    12,098,400      24,918   3,476,781         ---       691,126    25,170,385
                                         -----------    ----------   ---------  ----------   ---------    ----------   -----------

Receivables

 Net investment income                            94            89        178          316         ---         4,335         5,012
 Employee contributions                      313,156       276,944        ---      240,205         ---           ---       830,305
 Employer contributions                       34,992        39,443        ---       16,544         ---           ---        90,979
                                         -----------    ----------   ---------  ----------   ---------    ----------   -----------

  Total Receivables                          348,242       316,476        178      257,065         ---         4,335       926,296
                                         -----------    ----------   ---------  ----------   ---------    ----------   -----------


Net interfund transfers                      (17,400)      (39,627)      (163)      (2,578)        ---        59,768           ---
                                         -----------    ----------   ---------  ----------   ---------    ----------   -----------


NET ASSETS AVAILABLE FOR BENEFITS         $9,210,002   $12,375,249  $  24,933   $3,731,268   $     ---    $  755,229   $26,096,681
                                         ===========   ===========  =========   ==========   ==========   ==========   ===========


See notes to financial statements.

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1992

- - ----------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           -------------------------------------------------------------------

                                             Stock        Money    Interest     Common     Preferred
                                             Index        Market   Income       Stock      Stock         Loan
                                             Fund         Fund     Fund         Fund       Fund          Fund        Total
                                           --------     --------  ----------  ---------   ----------    -------     --------

ASSETS
Master Trust investments at fair value
 - Notes 2, 3, & 4
 Interest in commingled funds             $ 5,817,757  $ 8,478,123  $ 51,202  $       ---  $     ---  $      ---  $14,347,082
 Preferred Stock                                  ---          ---       ---          ---     56,478         ---       56,478
 Common Stock                                     ---          ---       ---    1,322,337        ---         ---    1,322,337
 Diversified Short-Term Investment Fund           ---          ---       ---       13,002     20,921         ---       33,923
 Loans to participants                            ---          ---       ---          ---        ---     383,508      383,508
                                          -----------  -----------  --------   ----------   --------   ---------   ----------
  Total Master Trust Investments            5,817,757    8,478,123    51,202    1,335,339     77,399     383,508   16,143,328
                                          -----------  -----------  --------   ----------   --------   ---------   ----------

Receivables

 Net investment income                            235          693     4,174           68      1,240       2,695        9,105
 Employee contributions                       111,462      122,069       ---       68,873       ---          ---      302,404
 Employer contributions                        21,463       30,067       ---       12,635       ---          ---       64,165
                                          -----------  -----------  --------   ----------  ---------   ---------   ----------
  Total Receivables                           133,160      152,829     4,174       81,576      1,240       2,695      375,674
                                          -----------  -----------  --------   ----------  ---------   ---------   ----------

Net interfund transfers                         6,709        5,684       ---        3,325        ---     (15,718)         ---
                                          -----------  -----------  --------  -----------  ---------   ---------   ----------

NET ASSETS AVAILABLE FOR BENEFITS         $ 5,957,626  $ 8,636,636  $ 55,376  $ 1,420,240  $  78,639  $  370,485  $16,519,002
                                          ===========  ===========  ========  ===========  =========  ==========  ===========

See notes to financial statements.

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 30, 1993

- - ---------------------------------------------------------------------------------------------------------------------------------


                                                                      Fund Information
                                           --------------------------------------------------------------------

                                             Stock        Money    Interest     Common     Preferred
                                             Index        Market   Income       Stock      Stock       Loan
                                             Fund         Fund     Fund         Fund       Fund        Fund          Total
                                           --------     --------  ----------  ---------   ----------   ------        -----

MASTER TRUST INVESTMENT INCOME / (LOSS)

Net appreciation / (depreciation) in
 fair value of investments - Note 4      $  415,976    $      ---   $   ---   $ (107,662)  $  (6,252) $     ---   $   302,062
Interest and dividends, net of
 administrative fees                        228,243       268,503      (473)      (2,077)      1,038     42,134       537,368
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

TOTAL MASTER TRUST INVESTMENT
      INCOME / (LOSS)                       644,219       268,503      (473)    (109,739)     (5,214)    42,134       839,430
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

CONTRIBUTIONS

 Employee                                 2,701,294     2,632,115       ---    2,064,719         ---        ---     7,398,128
 Employer                                   271,251       393,490       ---      167,008         ---        ---       831,749
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

 TOTAL CONTRIBUTIONS                      2,972,545     3,025,605       ---    2,231,727         ---        ---     8,229,877
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

DEDUCTIONS

 Employee withdrawals - Note 5              621,043     1,312,715     4,605      167,269         221        ---     2,105,853
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------


Net interfund transfers                    (102,415)     (234,594)  (31,519)     217,449     (73,952)   225,031           ---
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

Net transfers to the Plan - Note 7          359,070     1,991,814     6,154      138,860         748    117,579     2,614,225
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

Net increase (decrease)                   3,252,376     3,738,613   (30,443)   2,311,028     (78,639)   384,744     9,577,679

NET ASSETS AVAILABLE FOR
 BENEFITS AT BEGINNING OF YEAR            5,957,626     8,636,636    55,376    1,420,240      78,639    370,485    16,519,002
                                         -----------  -----------  --------   ----------   ---------  ---------   -----------

NET ASSETS AVAILABLE FOR
 BENEFITS AT END OF YEAR                 $9,210,002   $12,375,249  $ 24,933   $3,731,268   $     ---  $ 755,229   $26,096,681
                                         ==========   ===========  ========   ==========   =========  =========   ===========


See notes to financial statements.

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 30, 1992

- - ---------------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           ---------------------------------------------------------------------------

                                             Stock        Money      Interest     Common       Preferred
                                             Index        Market     Income       Stock        Stock           Loan
                                             Fund         Fund       Fund         Fund         Fund            Fund        Total
                                           --------     --------    ----------  ---------    ----------      -------     --------

MASTER TRUST INVESTMENT INCOME / (LOSS)

Net appreciation / (depreciation) in
 fair value of investments - Note 4       $  268,035    $      ---    $     ---  $ (243,720)   $  (9,324)  $      ---   $   14,991
Interest and dividends, net of               179,831       327,110       14,401         240        5,913       26,581      554,076
  administrative fees                    -----------    ----------    ---------  ----------    ---------   ----------   ----------

TOTAL MASTER TRUST INVESTMENT
 INCOME / (LOSS)                             447,866       327,110       14,401    (243,480)      (3,411)      26,581      569,067
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

CONTRIBUTIONS

 Employee                                  1,079,354     1,326,914          ---     692,324          ---          ---    3,098,592
 Employer                                    200,080       285,653          ---     123,083          ---          ---      608,816
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

 TOTAL CONTRIBUTIONS                       1,279,434     1,612,567          ---     815,407          ---          ---    3,707,408
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

DEDUCTIONS

 Employee withdrawals - Note 5               482,417     1,390,598       28,230      85,160        4,818          ---    1,991,223
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------


Net interfund transfers                      298,487      (224,324)    (314,295)    204,180      (76,011)     111,963          ---
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

Net transfers from the Plan - Note 7         (14,993)      (15,026)          (7)     (1,884)         (57)         ---      (31,967)
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

Net increase (decrease)                    1,528,377       309,729     (328,131)    689,063      (84,297)     138,544    2,253,285

NET ASSETS AVAILABLE FOR
 BENEFITS AT BEGINNING OF YEAR             4,429,249     8,326,907      383,507     731,177      162,936      231,941   14,265,717
                                         -----------    ----------    ---------  ----------    ---------   ----------   ----------

NET ASSETS AVAILABLE FOR
 BENEFITS AT END OF YEAR                 $ 5,957,626    $8,636,636    $  55,376  $1,420,240    $  78,639   $  370,485  $16,519,002
                                         ===========    ==========    =========  ==========    =========   ==========  ===========


See notes to financial statements.

NABISCO EMPLOYEE SAVINGS PLAN
- - -----------------------------
NOTES TO FINANCIAL STATEMENTS
- - -----------------------------------------------------------------------------

1.   PLAN CHANGES

     Effective January 1, 1993 the Nabisco Brands Employee Savings Plan was renamed the Nabisco Employee Savings Plan (the "Plan").

     Also effective January 1, 1993, the RJR Employee Benefits Committee (the "Committee"), acting under the direction of the Board of Directors of RJR Nabisco, Inc. ("RJRN"), merged the Planters LifeSavers Company Savings Plan for Eligible Hourly Employees (the "PLS SIP") into the Plan (the "Merger"). Net assets of $3,554,501 were transferred to the Plan from the PLS SIP as of March 1993 (See Note 7).

2.   DESCRIPTION OF THE PLAN

     The Plan is a voluntary defined contribution plan for eligible hourly employees of Nabisco Brands, Inc. and participating subsidiaries. The Plan was established effective February 1, 1987 and is sponsored by Nabisco, Inc. (the "Company"), an indirect subsidiary of RJRN. Employees may contribute, through payroll deductions, up to 16% of compensation.

     Effective January 1, 1992 the Plan allows certain employees to make pre-tax contributions. The Company matches participant contributions in an amount equal to 25% of each participant's basic contribution (1% to 6% of base pay) for each payroll period, except that the Company contributions for Pennsauken participants are 30% of each Pennsauken participant's basic contribution. Forfeitures of non-vested Company contributions are used to reduce future Company contributions to the Plan. Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

     Participants who have participated in the Plan for at least 2 years may apply to the Committee to borrow funds from their account. The Committee maintains sole discretion on whether to permit a loan in accordance with the conditions specified under the terms of the Plan agreement. Loans may not be less than $1,000 and are subject to a maximum amount based on account balance and prior loan amounts. Only one loan per participant may be outstanding at any given time.

     Under the provisions of the Plan, participating employees may elect to invest their contributions in one or more of the following investment funds (see explanation of commingled funds in Note 3):


           Stock Index Fund         Diversified fund of primarily common stocks
                                    selected to achieve long-term capital
                                    growth and current income.


           Money Market Fund        Money Market fund consisting of short-term
                                    investments maturing in one year or less, including bank certificates of deposit, commercial paper and short-term corporate debt obligations.

- - -----------------------------------------------------------------------------
2.   DESCRIPTION OF THE PLAN - CONTINUED


           Common Stock Fund        Common stock issued  by RJR Nabisco
                                    Holdings Corp. ("Holdings").

     The Interest Income Fund has been closed to new employee contributions, but employees are allowed to transfer out of the fund. During 1993 the Company was required to liquidate the Preferred Stock Fund due to Securities and Exchange Commission trading rules and restrictions and the relatively light trading volume. As a result, balances in the Preferred Stock Fund were transferred to the Money Market Fund. The Loan Fund is a recordkeeping fund that holds employee promissory notes. These funds hold assets as follows:

           Preferred Stock Fund     Cumulative convertible preferred stock
                                    issued by Holdings and convertible into
                                    Holdings common stock.


           Interest Income Fund     Contracts issued by insurance companies or
                                    financial institutions.


           Loan Fund                Participant borrowings from the Plan subject
                                    to requirements established by the
                                    Committee.


     Information about the Plan agreement and the vesting and benefit provisions is available from the Committee.

3.   SIGNIFICANT ACCOUNTING POLICIES

     Commingled Funds - The RJR Nabisco, Inc. Defined Contribution Master Trust
     ----------------
     (the "Trust") administers pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans for employees of RJRN and affiliated companies. Each participating defined contribution plan owns an interest in the fair value of net assets held in the Trust. The trustee and custodian of the Trust is Wachovia Bank of North Carolina, N.A..

     Valuation of Investments in Master Trust - All investments held by the
     ----------------------------------------
     Trust are valued at fair value (except unallocated insurance contracts which are valued at contract value) as follows. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Over-the-counter investments traded on the NASDAQ and listed securities for which no sale was reported on the last business day of the Plan year are valued at the average of the last reported bid and ask prices. All other over-the-counter investments are valued at the last reported bid. The fair market value of real estate is based on periodic independent appraisals. The fair market value of fixed income investments is based on an institutional based pricing system. Investment grade bonds are valued on a pricing system based on treasury securities. The fair market value of the participation units in common trust funds is based on quoted redemption value on the last business day of the Plan year.

NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - -----------------------------------------------------------------------------

3.   SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Plan Expenses - Expenses relating to the purchase or sale of investments
     -------------
     are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses including investment manager fees attributable to specific investment funds may be charged against that investment fund. Other Plan expenses such as trustee, auditor, and Internal Revenue Service user fees are paid directly from the Trust. Other expenses continue to be paid by the Company.

4.   INVESTMENTS

     Within the Trust at December 30, 1993, the Plan owned 100.00, 100.00, 0.004, 4.12, and 2.31 percent of the total current value of the investments of the Stock Index Fund, Money Market Fund, Interest Income Fund, Common Stock Fund and Loan Fund, respectively.

     Within the Trust at December 30, 1992, the Plan owned 88.88, 77.31, 0.01, 3.43, 1.64, and 1.62 percent of the total current value of the investments of the Stock Index Fund, Money Market Fund, Interest Income Fund, Preferred Stock Fund, Common Stock Fund and the Loan Fund respectively.

     Investment income and the net appreciation (depreciation) in the fair value of the investments held by the Trust are allocated to the participating defined contribution plans based on each plan's percentage interest in the fair value of such investments.

     During 1993 and 1992, the Trust's investments (including investments bought, sold, as well as held during the period) appreciated (depreciated) in fair value as follows:


NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - ----------------------------------------------------------------------------------------------------------------

4.  INVESTMENTS - CONTINUED

                                         YEAR ENDED DECEMBER 30, 1993            YEAR ENDED DECEMBER 30, 1992
                                        ---------------------------------       --------------------------------
                                        Net Appreciation                        Net Appreciation
                                         (Depreciation)         Fair             (Depreciation)        Fair
                                         in Fair Value        Value at           in Fair Value       Value at
                                          During Year        End of Year          During Year       End of Year
                                       ------------------  --------------      ------------------  -------------
STOCK INDEX FUND
     Equity investment funds           $      426,785      $   8,872,279       $      301,841      $  6,445,494
     Wachovia Bank of North Carolina,
        N.A. Diversified Short-Term
        Investment Fund                          ----              6,881                 ----            99,996
                                       --------------      -------------       --------------      ------------
                                       $      426,785      $   8,879,160       $      301,841      $  6,545,490
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $      415,976      $   8,879,160       $      268,035      $  5,817,757
                                       --------------      -------------       --------------      ------------



MONEY MARKET FUND
     Money market investment funds     $         ----      $  12,089,655       $        ----       $ 10,866,219
     Wachovia Bank of North Carolina,
        N.A. Diversified Short-Term
        Investment Fund                          ----              8,745                ----            100,731
                                       --------------      -------------       --------------      ------------

                                       $         ----      $  12,098,400       $        ----       $ 10,966,950
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $         ----      $  12,098,400       $        ----       $  8,478,123
                                       --------------      -------------       --------------      ------------



INTEREST INCOME FUND
     Guaranteed insurance contracts    $         ----      $ 446,272,955       $        ----       $448,477,423
     Treasury Obligations                     541,444          8,005,040           2,075,764         60,108,170
     Federal Agency CMOs                      (97,635)              ----               8,154         18,295,300
     Corporate Mortgage Pools                 669,823             21,046            (422,771)        64,877,320
     Bond Investment Funds                   (231,370)       150,344,174                ----               ----
     Wells Fargo Bank Money
        Market Fund                              ----                 84                ----               ----
     Fisher Francis Trees & Watts
        Short-Term Investment Fund               ----               ----                ----         12,674,376
     Wachovia Bank of North Carolina,
        N.A. Diversified Short-Term
        Investment Fund                          ----         28,285,509                ----          8,293,268
     Other Short-Term Investments                ----             14,149              25,199                688
                                       --------------      -------------       --------------      ------------

                                       $      882,262      $ 632,942,957       $   1,686,346       $612,726,545
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $         ----      $      24,918       $        ----       $     51,202
                                       --------------      -------------       --------------      ------------



COMMON STOCK FUND
     RJR Nabisco Holdings Corp.
        Common Stock                   $  (17,335,826)     $  82,893,245       $ (20,315,710)      $ 79,417,339
     Wachovia Bank of North Carolina,
        N.A. Diversified Short-Term
        Investment Fund                $         ----      $   1,478,403       $        ----       $  2,014,456
                                       --------------      -------------       --------------      ------------

                                       $  (17,335,826)     $  84,371,648       $ (20,315,710)      $ 81,431,795
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $     (107,662)     $   3,476,781       $    (243,720)      $  1,335,339
                                       --------------      -------------       --------------      ------------



NOTES TO FINANCIAL STATEMENTS - CONTINUED
- - ----------------------------------------------------------------------------------------------------------------

4.  INVESTMENTS - CONTINUED

                                         YEAR ENDED DECEMBER 30, 1993            YEAR ENDED DECEMBER 30, 1992
                                       ---------------------------------      ----------------------------------
                                        Net Appreciation                        Net Appreciation
                                         (Depreciation)         Fair             (Depreciation)        Fair
                                         in Fair Value        Value at           in Fair Value       Value at
                                          During Year        End of Year          During Year       End of Year
                                       ------------------  --------------      ------------------  -------------

PREFERRED STOCK FUND
     RJR Nabisco Holdings Corp.
        Cumulative Convertible
        Preferred Stock                $     (232,322)     $        ----       $    (434,756)      $  2,202,441
     RJR Nabisco Holdings Corp.
        Common Stock                             ----               ----               3,605               ----
     Wachovia Bank of North Carolina,
        N.A. Diversified Short-Term
        Investment Fund                          ----               ----                ----             52,680
                                       --------------      -------------       --------------      ------------

                                       $     (232,322)     $        ----       $    (431,151)      $  2,255,121
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $       (6,252)     $        ----       $      (9,324)      $     77,399
                                       --------------      -------------       --------------      ------------



LOAN FUND
     Loans to participants             $         ----      $  29,876,423       $        ----       $ 23,674,814
                                       --------------      -------------       --------------      ------------

                                       $         ----      $  29,876,423       $        ----       $ 23,674,814
                                       --------------      -------------       --------------      ------------

Plan's interest therein                $         ----      $     691,126       $        ----       $    383,508
                                       --------------      -------------       --------------      ------------




- - -------------------------------------------------------------------------------

5.   WITHDRAWALS

     At December 30, 1993 and 1992, employee withdrawal requests of $ 174,415 and $ 49,934, respectively, were not accrued in accordance with the AICPA Audit and Accounting Guide "Audits of Employee Benefit Plans".

6.   INCOME TAX STATUS

     The Plan received an IRS determination letter dated 4/89 which states that the Plan qualifies under Section 401 of the Internal Revenue Code ("IRC") and is exempt from federal income tax. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.   NET TRANSFERS TO/FROM THE PLAN

     During 1993 net transfers of assets of $2,614,225 were made to the plan due to the Merger (see Note 1), the sale of RJRN's cereal business (see Note
     8), the divestiture of the Merckens business and transfers to affiliated plans.

     During 1992 net transfers of assets of $31,967 were made from the Plan due to the divestiture of the Merckens business and transfers to affiliated plans.

8.   SALE OF BUSINESS AND TRANSFER OF ASSETS

     An Asset Purchase Agreement (the "Agreement") dated November 13, 1992 among Kraft General Foods, Inc. and Nabisco, Inc. and Nabisco Cereals, Inc. was entered into to provide in part for the sale of RJRN's cereal business. Based upon the terms of the Agreement, transferred employees who are participants of the Plan shall be fully vested and active participation in the Plan shall cease as of the closing date. Additionally, the Plan was amended to provide for the direct trustee-to-trustee transfer of assets representing the full account balances of transferred employees. During 1993 net assets of $853,990 were transferred from the Plan to Kraft General Foods, Inc. in accordance with the terms of the Agreement.